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                                                                  EXHIBIT 10.34


                              EMPLOYMENT AGREEMENT

     This Employment Agreement executed by and between Universal Seismic Associates, Inc., a Delaware corporation ("Company") and Peter B. Spooner now residing in Brisbane, Australia ("Employee").


                              W I T N E S S E T H

WHEREAS, the Employee desires to be employed by the Company in an executive capacity; and

WHEREAS, the company desires to obtain the services of Employee in such capacity.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

     1. The Company agrees to and does hereby employ the Employee, and the Employee agrees to and does hereby enter into the employ of the Company upon the terms and conditions set forth in this Agreement. Such employment shall be a Vice President of the Company with all powers and authority as are normally incident to such position, subject to the supervision of the President and Board of Directors of the Company. It is anticipated Employee's duties will include some international responsibilities. Such employment shall commence on May 1, 1996 and shall continue through April 30, 1998, and shall extend and renew automatically for successive one (1) year terms unless the Employee or the Company shall terminate such employment by written notice of termination given to the other party at least 60 days prior to the expiration of the one
(1) year term then in effect. Termination by either party, in accordance with the provisions of the preceding sentence, shall not require a statement of the reason or cause for such termination and shall not be deemed a breach or violation of the Agreement by the party giving such notice. As used in this Agreement, the phrase "term of this Agreement" shall be deemed to include the period subsequent to the date hereof and prior to termination of this Agreement; provided, however, such phrase shall not be construed as limiting the enforceability by either party of any rights which survive termination of this Agreement. Subsequent to the execution of this Agreement, Company will pay the reasonably and necessary costs of travel (economy class or equivalent) and transportation of household goods and furnishings (excluding vehicles and boats) of the Employee, his spouse and dependent children from Brisbane, Australia to Houston, Texas.

     2. In consideration of the services and duties to be rendered and performed by the Employee during the term of this Agreement, including the assumption Of the duties and responsibilities as an executive officer of the Company, the Company agrees to pay and provide for the Employee the compensation and benefits described below:

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     (a)  An annual salary, payable in equal semi-monthly installments, in the amount of not less than $90,000.00 or in such greater amount as may from time to time be fixed by the Board of Directors of the Company. Annual salary will be reviewed by the Board of Directors at least once in every 12 month period.

     (b)  Stock options as set forth in Exhibit A.

     (c) All payments and/or benefits under any pensions, profit-sharing, thrift, bonus, incentive, stock option or stock appreciation or other employee benefit plan, including any life insurance, accident, medical, disability, health or relocation plan or policy (all of which are included by reference to the term "Plan") maintained by the Company for its employees, generally. Nothing herein, however, shall be construed as limiting the right of the Employee to additional or other and greater benefits if the provisions of this Agreement obligate the Company to provide such other or greater benefits.

     3. The employee's location of employment will be at Houston, Texas. The employee may be required, however, to work in such other locations as may be designated from time to time by the Company. In such circumstances the company will meet all reasonable and necessary expenses associated with the transfer or travel to the other location in accordance with the Company's relocation and/or travel policies, including expenses relating to the employee's spouse or dependent children. In addition, except where the transfer is of a permanent nature, the Company will provide adequate accommodation to a standard no less than the employee's own accommodation in Houston, for the duration of any such transfer. In the event of cessation of employment for whatever reason the Company will immediately pay the reasonable and necessary costs of travel (economy class or equivalent) and the cost of transportation of household goods and furnishings (excluding vehicles and boats) of the employee, his spouse and dependent children from the location where the employee is employed at the time that employment ceases or this Agreement otherwise expires to Brisbane, Australia. Should employment cease due to the death of the employee the Company will pay the costs of the travel and transportation of goods of the employee's spouse and dependent children to Brisbane.

     4. The Employee shall be reimbursed for out-of-pocket expenses reasonably incurred from time to time on behalf of the Company or any subsidiary or in the performance of his duties under this Agreement, upon the presentation of such supporting documents and forms as required by the policies and procedures of the Company.

     5.   In the event Employee receives any advance payment or



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"draw" on any compensation, expense, benefit, bonus or commission, or receives payment for or charges to Company any improper expense or other improper payment or charge, such payment, draw or charge shall be repaid by Employee on demand of Company or, at Company's sole discretion and option, be offset at any time against any salary, bonus, commission or any other payment owed by Company to Employee. At no time, however, will the amount of the offset reduce the employee's periodic salary below 50% of the salary prior to the offset."

     6. Employee shall not, during the period of employment herein provided, directly or indirectly invest (other than ownership of securities of publicly held corporations of which Employee owns less than one percent (1%) of any class of outstanding securities) or engage in any business which is competitive with that of the Company or accept employment with or render services to a competitor as a director, officer, agent, employee or consultant, or take any action inconsistent with the fiduciary or other relationship of an employee to an employer.

     7. In the event that the employment of Employee hereunder shall terminate for any reason, Employee agrees that during the period of twelve (12) months following the termination of such employment Employee will not, directly or indirectly, either through any kind of ownership (other than ownership of securities of publicly held corporations of which Employee owns less than one percent (1%) of any class of outstanding securities) or as a director, officer, agent, employee or consultant, engage in any business which is competitive with the Company or its subsidiaries or affiliates at the time such employment is terminated within the United States of America. In addition, during employment and for twelve (12) months following termination, Employee shall not solicit any employee, agent or representative of the Company to terminate or breach any employment, contract or any other relationship or duty to or with the Company. It is expressly agreed that the remedy at law for breach of this covenant is inadequate and that injunctive relief shall be available to prevent the breach thereof. Employee hereby acknowledges and agrees that the limitations as to time, geographical area, and scope of activity to be restrained are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interest of Company.

     8. All information relating to the identity of the customers and suppliers of the Company or its subsidiaries or affiliates, their arrangements with such suppliers and customers, pricing methods and policies, technical, scientific and financial information, data, designs, processes, procedures, formulas and improvements relating to Company's or its subsidiary or affiliates products and services (hereinafter "Confidential Information"), shall be treated as confidential by Employee both during and after



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the termination of Employee's employment under this Agreement. Employee understands and acknowledges that the Confidential Information, including without limitation customer lists, accounts and information, are valuable, special and unique assets and trade secrets of the Company and that the Company has taken measures to prevent Confidential Information from becoming available to persons other than those selected by the Company to have access to such Confidential Information for limited purposes. Employee further acknowledges that prior to Employee's employment by company Employee had no knowledge of any of the Confidential Information. Except with the prior approval of the Company, Employee shall not disclose any of such Confidential Information at any time to any person except personnel of the Company or its subsidiary or affiliated corporations authorized by the Company to receive such Confidential Information. In the event of a breach or threatened breach by the Employee of the provisions of this paragraph, the Company shall, in addition to any other available remedies, be entitled to any injunction restraining Employee from disclosing, in whole or in part, any such information or from rendering any services to any person, firm or corporation to whom any of such Confidential Information may be disclosed or is threatened to be disclosed.

     9. All data, designs, processes, procedures, formulas, improvements, drawings, software, photographs, copies and other records and written material prepared, compiled or conceived by Employee, solely or jointly, during the course of or in connection with Employee's duties with the Company, or with the use of the time or materials of the Company, or which relates to the business of the Company, or furnished to Employee while in the employ of the Company shall be the sole and exclusive property of the Company, none of such, data, designs, processes, procedures, formulas, improvements, drawings, software or other records, or copies thereof shall be retained by Employee upon termination of Employee's employment and shall be returned to the Company upon such termination or at such other time the Company requests such return.

     10. Employee shall promptly disclose to the Company any and all inventions, designs, improvements, and discoveries which Employee may now or hereafter have, whether developed or conceived by Employee alone or with others. All inventions, designs, improvements and discoveries which Employee, alone or with others, develops or conceives during working hours, or with the use of the Company property or assets, or which pertain or are related to the business of the Company shall be the exclusive property of the Company. Employee shall assist the Company to obtain patent, trademark, copyrights or other rights, including executing documents necessary to vest full title thereto in Company, and to protect such rights against infringement or unauthorized disclosure.



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     11.  The provisions of Sections 7, 8, 9 and 10 of this Agreement shall continue to be binding upon Employee in accordance with their terms, notwithstanding termination of Employee's employment hereunder for any reason; provided, however, the non-competition provision (but not the prohibition against solicitation of employees, agents and representatives) set forth in
Section 7 above shall be null and void in the event Employer breaches the provisions of Section 13(a) or (b) below.

     12. Employee's employment may be terminated without notice by the Company for good cause. Termination for good cause shall include, without limitation, the following causes:

     (a) Except as otherwise provided by law, upon the expiration of any sick leave or medical leave provided by Company policies or applicable laws or regulations Employee by reason of injury or illness is for more than sixty
     (60) consecutive days unable with any required reasonable accommodation to perform the essential functions of Employee's duties as an employee under this Agreement;

     (b)  Death of Employee;

     (c) Except as otherwise provided by Company policies or applicable laws or regulations, Employee for reasons other than illness or injury being absent from Employee's duties without the consent of the Company for more than ten (10) consecutive days;

     (d) Employee being adjudicated as bankrupt or being charged with a crime punishable by imprisonment;

     (e) Employee engaging in any activity that would in the opinion of the Board of Directors of the Company constitute a conflict of interest with the Company;

     (f) Employee failing to substantially perform Employee's duties hereunder, or otherwise substantially failing to comply with the terms and conditions of this Agreement and does not correct any such failure within seven (7) days of being requested by the Company to do so; or

     (g)  Employee engaging in serious conduct violation specifically listed in
     Article IV, Conduct, page 9, of the Universal Seismic Associates, Inc. Employee Handbook in effect on January 1, 1995.

     13. Notwithstanding any other provision of this Agreement, in the event the Company sells all or substantially all of the assets of the Company or the purchase of a majority of the issued and outstanding stock of the Company (other than the sale of assets


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to or purchase of stock by subsidiaries, affiliates, employees or then existing stockholders of the Company or by a public stock offering), or a change in effective control of the Company:

     (a) Employee will not be terminated without good cause within twelve (12) months from the date of such sale, purchase or change of control or before April 30, 1998, whichever last occurs;

     (b) Employee's total compensation and benefits will not be reduced for a period of twelve (12) months from the date of such sale, purchase or change of ownership, other than any reduction of any incentive bonus plan benefits resulting from the failure of the Company to meet plan performance requirements that existed on the date of such sale, purchase or change of control or Employee's employment is terminated for good cause; and

     (c) Employee shall be paid the total compensation and benefits Employee would have otherwise received during the above period(s) in the event Employee is terminated without good cause in violation of (a) above or Employee's total compensation and benefits are reduced in violation of (b) above.

     14. Employee represents and warrants that Employee has not previously assumed any obligations inconsistent with those of this Agreement.

     15. This Agreement supersedes all previous agreements, written or oral, relating to Employee's employment by the Company, and shall not be changed orally, but only by a written instrument to which the Company and the Employee are both parties.

     16. Nothing herein shall limit or restrict any rights or remedies that Company or Employee might have at law or equity.

     17. The invalidity or unenforceability of any provision hereof shall be deemed severable and shall in no way affect the validity or enforceability of any other provision hereof.

     18. This Agreement shall be deemed to be made, entered into and shall be construed according to the laws of the State of Texas.

     19. All disputes of any nature whatsoever arising out of or relating to this Agreement or Employee's employment with the Company, whether in contract or in tort, shall be submitted to binding arbitration at Houston, Texas under the Texas General Arbitration Law. All arbitration proceedings shall be heard and determined by a panel of three arbitrators. Each party shall appoint one arbitrator and the two arbitrators so appointed shall



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select the third. The arbitrators shall hold oral hearings at the request of either party. The prevailing party in any arbitration proceedings may be awarded its or his costs and reasonable attorneys fees. Any award of the arbitrators shall be final, and may be entered in any court having jurisdiction.

     20. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, and shall also bind and inure to the benefit of any successor of the Company by merger or consolidation or any assignee of any or substantially all of its properties or assets. Neither this Agreement nor any rights or benefits hereunder may be assigned by either party hereto, except it may be assigned by the Company to an above successor or assignee and to any subsidiary or affiliate of the Company.

     Executed this 31 day of March 1996.

COMPANY:

UNIVERSAL SEISMIC ASSOCIATES, INC.


BY: /s/ RONALD L. ENGLAND                    /s/ PETER B. SPOONER
    ---------------------------------        --------------------------------
TITLE:  CFO                                  EMPLOYEE
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                                   EXHIBIT A


Defined terms used herein shall have the meaning ascribed to them under the Employment Agreement to which this Exhibit B is attached.

1.   Options

1.1 On the date Employee commences employment with Company, Company will grant to Employee an option (the "Initial Option") to purchase 100,000 common shares of Company at an option price of 1.2 times the fair market value of such shares on April 1, 1996, such fair market value being the closing price per share of such stock on the NASDAQ National Market Issues on such date.

1.2 Company will also grant Employee options ("Additional Options") to purchase additional common shares of Company based upon performance as provided in the Employee Stock option Plan of the Company.

1.3 If Employee ceases to be employed by Company for any reason, all outstanding options may only be exercised within ninety (90) days of the date of such cessation of employment or within such other time as permitted by the applicable Stock Option Plan. Any options which are not exercised by such date will be absolutely forfeited on the next day following such date and Employee shall have no right to receive a grant of any further option hereunder after he ceases to be employed by Company.

1.4 Notwithstanding the provisions of this Section 1, the granting of all options hereunder is subject to the approval of the shareholders of Company and any other necessary approvals, if such approvals have not previously been given.

COMPANY:                                     EMPLOYEE:

BY: /s/ RONALD L. ENGLAND                    /s/ PETER B. SPOONER
    --------------------------------         ---------------------------------
Title: CFO
      ------------------------------